UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 21, 2014

RANGEFORD RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54306	77-116182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

556 SILICON DR., SUITE 103 SOUTHLAKE, TX 76092
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(970) 218-7080

5215 N. O’Connor Boulevard, Suite 1820, Irving, TX 75039
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On September 4, 2013, we received a $750,000 Revolving Credit Note (the "Revolving Note") from Cicerone Corporate Development, LLC ("Cicerone").  The Revolving Note matures on February 1, 2014 and bears interest at the rate of LIBOR plus 2.75% per annum, which is payable semi-annually on June 30 and December 31 of each year.   We may request advances on the Revolving Note in increments of $10,000 at any time prior to the maturity date.  If we do not pay the outstanding amount on the maturity date, then the interest rate shall increase to the lesser of 12% or the maximum rate of interest permitted by law.  As an inducement to entering into the Revolving Note, we issued Cicerone 1,500,000 shares of our common stock (the "Inducement Shares").  The Revolving Note contains standard events of default, including nonpayment of the Note or any other liability exceeding $50,000, as well as a change in control or entry into bankruptcy, upon which Cicerone may enforce its rights under the Revolving Note.  At the time of entering into the Revolving Note, Cicerone had already loaned us approximately $65,100, which amount is included as amount advanced under the Revolving Note that must be paid back.  As of the date of this Report, we received approximately $350,000, including the $65,100, in advances under the Revolving Note.

Aside from the Inducement Shares, Cicerone owns approximately 2,200 shares of our common stock, which represents less than 1% of our issued and outstanding shares of common stock. The managing member of Cicerone is also the managing member of one our key corporate consultants.

Section 5 –Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

On January 15, 2014, the Company's Board of Directors accepted, approved and ratified the resignation of the following directors: Mr. Jim R. Iman, Mr. Mark J. Teinart and Mr. Gary A. Giles, each of whom submitted his resignation on August 9, 2013 and Mr. Gregory Hadley, who submitted a resignation on August 28, 2013; each of the resignations are effective on the respective dates each was submitted to the Company.  Also on January 15, 2014, the Board of Directors accepted, approved and ratified Dr. Steven R. Henson’s resignation from his position as the Company's President and Chairman, effective on October 5, 2013, the date Mr. Henson submitted his resignation to the Board. As of the date of Mr. Henson's resignation, all of the agreements we previously maintained with him terminated and became void ab initio.

There were no disagreements between the Company and any of the above mentioned directors or officers that lead to his respective resignation.

As a result of the above mentioned resignations, Mr. Farmer is our sole director.

Appointment of Chairman of the Board of Directors and Officer

As a result of Mr. Henson’s resignation, and as of October 5, 2013, Mr. Michael Farmer, one of the Company's directors, stepped in as acting Chairman of the Board and Mr. Richardson (a consultant to the Company) stepped in as acting President; the Board of Directors officially appointed Mr. Farmer and Mr. Richardson to their respective positions on January 15, 2014.

Mr. Richardson (age:55) has more than twenty years of experience as an executive.  He has been involved in day-to-day operations of multiple oil and gas exploration companies drilling wells in Nevada, Wyoming, Kansas and Nebraska.  Since 1991, he has served as president of Mailings Unlimited, Inc., and managed commercial real estate.  He is a sixteen year veteran serving both in the army as an enlisted Sergeant and, after attending Ohio State University, as a Captain in the Air Force piloting KC135 Stratotankers for the Ohio Air National Guard.  Currently, he is a senior Captain for American Airlines, piloting the Boeing 737-800.

In connection with his appointment as President, we entered into a Corporate Officer Consulting Engagement Agreement with Mr. Richardson (the “Officer Agreement”); the Officer Agreement has a term of 12 month starting from October 1, 2013.  Pursuant to the Officer Agreement, Mr. Richardson shall receive monthly compensation in the amount of: $10,000 in accordance with the Company’s regular payment schedule, that number of shares of the Company’s common stock valued at $20,000 based on its price at the close on the last trading day of each month and two year warrants to purchase up to 20,000 shares of the Company’s common stock at an exercise price per share equal to the closing sale price of the common stock on the date of the issuance. The foregoing shares and warrants shall be issued as of the last business day of each month.

This brief description of the Officer Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Officer Agreement as attached to this Current Report on Form 8-K as Exhibit 10.1.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

Due to capital constraints, we were unable to file our outstanding periodic reports as of and since our Annual Report on Form 10K for the fiscal year ended March 31, 2012.  However, with our new management in place and the funds available under the Revolving Note, we are working towards resolving this deficiency and hope to file all of our outstanding reports before the end of the second quarter of fiscal 2014.

On January 21, 2014, we issued a press release relating to the matters disclosed herein.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

As disclosed in the Current Report on Form 8-K we filed on November 21, 2012, as amended on February 20, 2013, the Company and Great Northern Energy, Inc. ("GNE) entered into a Purchase and Sale Agreement (“PSA”) dated November 15, 2012.  GNE has attempted to unilaterally terminate the PSA and in connection therewith, on June 1, 2013, GNE returned the stock certificate for 7,400,000 shares of our common stock (the "GNE Shares") we issued to them pursuant to the PSA, which is to be returned to us upon termination of the PSA.  However, GNE did not submit an executed stock power which is required to cancel the GNE Shares and transfer them back to us.  We do not believe GNE has the right to unilaterally terminate the PSA.  Additionally, GNE has yet to return the $700,000 received from us that must be returned upon termination of the PSA.  In light of these facts, as of today, we still deem the GNE Shares issued and outstanding, but until we decide how to proceed with GNE, the future status of such shares is uncertain.  We are considering our options with regard to GNE to determine a path that is best suitable for our shareholders and success.

Item 9.01. Financial Statements and Exhibits

(c)  EXHIBITS

The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Officer Agreement between Rangeford Resources, Inc. and Colin Richardson, dated January 15, 2014
10.2	Revolving Credit Note dated September 4, 2013
99.1	Press Release dated January 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGEFORD RESOURCES, INC.

Date:	January 21, 2014	By: /s/ Colin C. Richardson
Colin C. Richardson, President